AMENDMENT, dated as of July 9, 1997, to that certain International Distributorship Agreement, dated as of January 22, 1997 (the "Distributorship Agreement") between Arterial Vascular Engineering, Inc., a Delaware corporation ("AVE") and Japan Lifeline Co., Ltd., a company organized under the laws of Japan (the "Distributor").

     WHEREAS, AVE and the Distributor desire to amend certain provisions of the Distributorship Agreement;

     NOW, THEREFORE, in consideration of the premises and for other valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1. Section 4.1 is hereby amended by deleting the proviso in the second sentence of such Section 4.1

      2. Schedule E of the Distributorship Agreement is hereby amended by deleting the text in the third paragraph of Schedule E beginning with the words "provided however," and ending with the end of such paragraph (i.e. ending with the words "the quarterly period ending December 31, 1997."), and replacing such text with the following: "provided, however, that during the period commencing with the three-month anniversary of the date that distributor obtains the necessary governmental registrations, licenses and permits to market and sell such coronary stent Products in the Territory and ending on the earlier of (i) the six-month anniversary of such date and (ii) the date that Japanese insurance reimbursement is granted for such Products, the purchase price for up to * coronary stent systems per month shall be * per coronary stent system (it being understood and agreed that Distributor shall use its best efforts to market and sell such coronary stent systems during the pre-reimbursement period and not to accumulate them in its inventory).

     3. A new Section 3.6 is hereby created that shall be and read as follows:

        "3.6 Marketing Assistance

     AVE shall * on October 1, 1997, for use by the Distributor during the period between October 1, 1997 and September 30, 1998 in connection with sales and marketing relating to the Products."

     4. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Distributorship Agreement.

     5. From and after the date hereof, all references in the Distributorship Agreement shall be deemed to be references to the Distributorship Agreement as modified hereby.

--------------

* Certain confidential information contained in this document, marked by asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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


     6. This Amendment shall be governed by, and construed in accordance with, the laws of the State of California applicable to contracts executed in and to be performed in that State.

     IN WITNESS WHEREOF, AVE and the Distributor have caused this Amendment to be duly executed as of the date first written above by their respective officers thereunto duly authorized.

ARTERIAL VASCULAR ENGINEERING, INC.               JAPAN LIFELINE CO., LTD.


By  /s/John D. Miller                             /S/Takeshi Mashumoto
    -----------------------                       --------------------------
    Name: John D. Miller                          Name: Takeshi Mashumoto
    Title: V.P. Finance, C.F.O                    Title: President



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